EXHIBIT 99.1

Winland Reports Q2 2012 Financial Results

Mankato, Minn. / August 14, 2012 - Winland Electronics, Inc. (NYSE Amex: WEX) today reported sales of Proprietary Environmental Monitoring products of $819,000 for the second quarter ended June 30, 2012, down $165,000, or 16.8 percent, from the $984,000 the company reported in the comparable period in 2011.  Net loss from the quarter totaled $52,000, or $0.02 per share, versus a loss of $140,000, or $0.04 per share, in the second quarter of 2011.

“Sales for the second quarter of 2012 were consistent with those recognized in the first quarter yet were overshadowed by the significant reduction in sales to our largest customer in the comparable period in 2011,” said Brian Lawrence, Winland’s Chief Financial Officer and Senior Vice President. “The decline in the quarter was primarily attributable to a shortfall in demand from our largest distributor of $72,000 and a non-recurring customer project in 2011 that totaled $72,000.”

Net sales for the six months ended June 30, 2012 totaled $1.6 million, a decrease of $278,000, or 14.6 percent, from the comparable period in 2011.  The decrease was primarily related to a decrease in sales to the company’s largest distributor of $205,000 and the non-recurring customer project in 2011.  In January 2011, the company’s largest distributor restructured its stocking program, leading to increased order volume during the three and six months ended June 30, 2011.  Sales from the company’s largest distributor during the three and six months ended June 30, 2012 are more indicative of their average historical sales volume.

Gross margins decreased to 29.2 percent from 31.0 percent for the three months ended June 30, 2012 versus the comparable period in 2011.  This decrease in gross margin was related to increased indirect salaries and an increase in warranty expenses.  Gross margins were 28.8 percent for the six months ended June 30, 2012, consistent with the comparable period in 2011.

The company reported an operating loss of $121,000 for the three months ended June 30, 2012 versus an operating loss of $250,000 for the comparable period in 2011, and an operating loss of $303,000 for the six months ended June 30, 2012 versus an operating loss of $411,000 for the comparable period in 2011.

The company funded research and development activities incurring expenses of $74,000 for the three months ended June 30, 2012, an increase of $27,000 compared to the second quarter of 2011.  The increased expenses were for continued product development related to the company’s EnviroAlert EA800-ip.  R&D expenses totaled $134,000 for the six months ended June 30, 2012, up $87,000 compared to the same time period a year ago, a sum attributable to continued product development expenses of $65,000 related to the company’s EnviroAlert EA800-ip and increased salary expenses of $20,000.

“Since the sale of our EMS operations on January 1, 2011, we have continued to review our current business model and determined more information was needed to determine future business strategies,” Lawrence said.  “In July 2012, we engaged an outside project team with the goal to investigate, analyze and provide feedback related to the company’s products, competitors, sales channels and future business strategy.  The project is anticipated to cost from $80,000 to $120,000 with completion in the fourth quarter of 2012,” Lawrence concluded.

About Winland Electronics

Winland Electronics, Inc. (www.winland.com) is an industry leader of critical condition monitoring devices. Products including EnviroAlert, WaterBug, TempAlert, Vehicle Alert and more are designed in-house to monitor critical conditions for industries including health/medical, grocery/food service, commercial/industrial, as well as agriculture and residential. Proudly made in the USA, Winland products are compatible with any hard wire or wireless alarm system and are available through distribution worldwide.  Headquartered in Mankato, MN, Winland trades on the NYSE Amex Exchange under the symbol WEX.

CONTACT:	Brian Lawrence	Tony Carideo
	CFO & Senior Vice President	The Carideo Group, Inc.
	(507) 625-7231	(612) 317-2881

Cautionary Statements

Certain statements contained in this press release and other written and oral statements made from time to time by the company do not relate strictly to historical or current facts. As such, they are considered forward-looking statements, which provide current expectations or forecasts of future events. The statement included in this release with respect to the following matters are forward looking statements; (i) that the project initiated in July 2012 related to the company’s products, competitors, sales channels and future business strategy will cost from $80,000 to $120,000 and (ii) that such project will be completed in the fourth quarter of 2012.  These statements involve risks and uncertainties, known and unknown, including among other risks that (i) the project related to the company’s products, competitors, sales channels and future business strategy will cost more than $120,000; (ii) that such project will not be completed until later than the fourth quarter of 2012.  Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

WINLAND ELECTRONICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Data)
(unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$819	$984	$1,626	$1,904
Cost of sales	580	679	1,158	1,359
Gross profit	239	305	468	545

Operating expenses:
General and administrative	137	295	284	502
Sales and marketing	149	213	353	407
Research and development	74	47	134	47
Total operating expenses	360	555	771	956

Operating loss	(121)	(250)	(303)	(411)

Other income (expenses):
Rental revenue	66	-	131	-
Interest expense	-	(15)	-	(39)
Other, net	3	13	5	15
Total other income (expense)	69	(2)	136	(24)

Loss from continuing operations before income taxes	(52)	(252)	(167)	(435)

Income tax expense	-	-	-	(9)
Loss from continuing operations	(52)	(252)	(167)	(444)
Income from discontinued operations, net of tax	-	112	-	98

Net loss	$(52)	$(140)	$(167)	$(346)

Loss per common share data:
Basic and diluted	$(0.02)	$(0.04)	$(0.05)	$(0.09)
Loss from continuing operations per common share data:
Basic and diluted	$(0.02)	$(0.07)	$(0.05)	$(0.12)
Income from discontinued operations per common share data:
Basic and diluted	$-	$0.03	$-	$0.03
Weighted-average number of common shares outstanding:
Basic and diluted	3,701,630	3,701,630	3,701,630	3,700,449

WINLAND ELECTRONICS, INC.
CONDENSED BALANCE SHEETS
(In Thousands, Except Share Data)
	June 30, 2012	December 31, 2011
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$606	$1,031
Accounts receivable, less allowance for doubtful
accounts of $7 as of June 30, 2012 and December 31, 2011	402	449
Inventories	733	567
Prepaid expenses and other assets	75	31
Total current assets	1,816	2,078

Property and Equipment, at cost
Property and equipment	319	314
Less accumulated depreciation and amortization	264	246
Net property and equipment	55	68
Assets held for sale, net	2,135	2,135
Deferred rent receivable	240	261
Total assets	$4,246	$4,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$353	$421
Accrued liabilities:
Compensation	55	110
Other	28	30
Total current liabilities	436	561

Long-Term Liabilities
Deferred revenue	102	106
Total long-term liabilities	102	106
Total liabilities	538	667

Stockholders’ Equity
Common stock, par value $0.01 per share; authorized 20,000,000 shares; issued
and outstanding 3,701,630 as of both June 30, 2012 and December 31, 2011	37	37
Additional paid-in capital	5,014	5,014
Accumulated deficit	(1,343)	(1,176)
Total stockholders’ equity	3,708	3,875
Total liabilities and stockholders’ equity	$4,246	$4,542

WINLAND ELECTRONICS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)
	For the Six Months Ended June 30,
	2012	2011
Cash Flows From Operating Activities
Net loss	$(167)	$(346)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	19	66
Non-cash stock based compensation	-	(14)
Decrease in allowance for doubtful accounts	-	(3)
Decrease in allowance for obsolete inventory held for discontinued operations	-	(112)
Loss on sale of EMS business unit	-	14
Changes in assets and liabilities:
Accounts receivables	47	(101)
Refundable income taxes	-	277
Inventories	(166)	(176)
Deferred rent receivable	21	-
Prepaid expenses	(44)	4
Accounts payable	(68)	(5)
Accrued expenses, including deferred revenue and
other short-term tax liabilities	(62)	(185)
Net cash used in operating activities	(420)	(581)

Cash Flows From Investing Activities
Purchases of property and equipment	(5)	(10)
Sale of inventory from discontinued operations	-	2,486
Cash from sale of EMS business unit, net of transaction costs	-	613
Net cash provided by (used in) investing activities	(5)	3,089

Cash Flows From Financing Activities
Net payments on revolving credit agreement	-	(1,249)
Net principal payments on long-term borrowings,
including capital lease obligations	-	(55)
Cash received from exercise of stock options	-	2
Net cash used in financing activities	-	(1,302)

Net increase (decrease) in cash and cash equivalents	(425)	1,206

Cash and cash equivalents
Beginning	1,031	318
Ending	$606	$1,524

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$-	$49
Cash (receipts) payments for income taxes	$-	$209
Non-cash investing activities
Receivable recorded for sale of EMS Busniess unit	$-	$500
Accrued transaction costs for sale of EMS business unit	$-	$100